        As filed with the Securities and Exchange Commission on October 10, 1997
                                                  Registration No. 33-
                                                                       ---------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               JABIL CIRCUIT, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                           38-1886260
       (State of incorporation)      I.R.S. Employer Identification No.

                            10800 Roosevelt Boulevard
                          St. Petersburg, Florida 33716
                    (Address of principal executive offices)

                       1992 STOCK OPTION PLAN, AS AMENDED
                  1992 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                            (Full title of the plans)


                              ROBERT L. PAVER, ESQ.
                          General Counsel and Secretary
                               JABIL CIRCUIT, INC.
                              10800 Roosevelt Blvd.
                          St. Petersburg, Florida 33716
                                 (813) 577-9749
(Name, address and telephone number, including area code, of agent for service)



                                    Copy to:
                              DON S. WILLIAMS, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                 Amount      Proposed maximum    Proposed maximum      Amount of
         Title of each class                      to be       offering price    aggregate offering    registration
  of securities to be registered                registered     per share (1)        price(2)              fee(3)
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
-------------------------------------------------------------------------------------------------------------------
Newly Reserved under 1992 Stock Option Plan        800,000        $66.10         $52,880,000            $16,024.24
-------------------------------------------------------------------------------------------------------------------
Newly Reserved under 1992 Employee Stock           400,000        $56.19         $22,476,000            $ 6,810.90
Purchase Plan
-------------------------------------------------------------------------------------------------------------------
    TOTAL                                         1200,000                       $75,356,000            $22,835.15
===================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of exercise price of $66.10 per share which is the average of the high and low prices reported on the Nasdaq National Market on October 6, 1997.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, which states that the fee shall be "one thirty-third of one percentum of the maximum aggregate price at which the securities are to be issued".
(3) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

      1. The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1996 filed pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

      2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1996, filed pursuant to Section 13 of the Exchange Act.

      3. The Registrant's Quarterly Report for the fiscal quarter ended February 28, 1997, filed pursuant to Section 13 of the Exchange Act.

      4. The Registrant's Quarterly Report for the fiscal quarter ended May 31, 1997, filed pursuant to Section 13 of the Exchange Act.

      5. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated March 3, 1993, filed pursuant to Section 12(g) of the Exchange Act.

      There are hereby incorporated by reference into this Registration Statement the following documents and information filed with the Commission:

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES

      Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      In addition, the Registrant's Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Registrant's Bylaws permit, and its Board of Directors has authorized, the purchase of liability insurance for the Registrant's officers and directors.

      The Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Registrant), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified (subject to certain conditions), and to obtain liability insurance for any director with terms no less favorable than those of insurance provided to any other director of Registrant, and for any officer with terms no less favorable than those of insurance provided to any other officer of Registrant. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The Registrant believes that its Amended and Restated Certificate of Incorporation, Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

Item 8.   EXHIBITS

    Exhibit
     Number                             Document
    -------         -----------------------------------------------
      4.1   1992 Stock Option Plan and forms of agreement used thereunder, as amended.

      4.2 1992 Employee Stock Purchase Plan and forms of agreement used thereunder, as amended.

      5.1 Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered.

      23.1  Consent of KPMG Peat Marwick LLP, Certified Public Accountants.

      23.2  Consent of Counsel (contained in Exhibit 5.1).

      24.1  Power of Attorney (included on signature page).

  ---------------------

Item 9.   UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, Jabil Circuit, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 30th day of September, 1997.

                                        JABIL CIRCUIT, INC.

                                        By:         /s/ Chris A. Lewis
                                             ----------------------------------
                                                 Chris A. Lewis, Chief
                                                   Financial Officer



                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Sansone and Chris A. Lewis, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                          Title                                         Date
 -----------------------          -----------------------------                     --------------

  /s/ William D. Morean       Chief Executive Officer (Principal Executive       September 30, 1997
------------------------      Officer) and Chairman of the Board
William D. Morean


 /s/Thomas A. Sansone         President and Director                             September 30, 1997
------------------------
Thomas A. Sansone


------------------------      Executive Vice President of Operations and          ----------------
 Ronald J. Rapp               Director


  /s/Chris A. Lewis           Chief Financial Officer (Chief Financial and       September 30, 1997
------------------------      Accounting Officer)
Chris A. Lewis


  /s/Steven A. Raymund        Director                                           September 30, 1997
------------------------
Steven A. Raymund


 /s/ Lawrence J. Murphy       Director                                           September 30, 1997
------------------------
Lawrence J. Murphy


  /s/ Mel S. Lavitt           Director                                           September 30, 1997
------------------------
Mel S. Lavitt

                                INDEX TO EXHIBITS


   Exhibit
    Number                            Document
   -------             ---------------------------------------

      4.1 1992 Stock Option Plan and forms of agreement used thereunder, as amended.

      4.2 1992 Employee Stock Purchase Plan and forms of agreement used thereunder, as amended.

      5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati with respect to the securities being registered.

      23.1  Consent of KPMG Peat Marwick LLP, Certified Public Accountants

      23.2  Consent of Counsel (contained in Exhibit 5.1)

      24.1  Power of Attorney (included on signature page)